SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  April 1, 1998


                           OXFORD AUTOMOTIVE, INC.
            (Exact name of Registrant as specified in its charter)



         Michigan                     333-32975              38-3262809
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                           1250 Stephenson Highway
                             Troy, Michigan 48083
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (248) 577-1400



                                     N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

On April 1, 1998 (the "Closing Date") pursuant to an Asset Purchase Agreement, dated as of March 13, 1998 (the "Purchase Agreement"), between Oxford Automotive, Inc. ("Registrant") and Eaton Corporation ("Eaton") the Registrant acquired (the "Acquisition") the Suspension Division of Eaton (the "Suspension Division"). On the Closing Date, Eaton received approximately $48.6 million in exchange for the Suspension Division. It is expected that an additional $5.3 million will be paid to Eaton, within the next 30 days, for Eaton's 49% interest in Metalurgica Carabobo, S.A., a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks.

The consideration provided for in the Purchase Agreement for the Suspension Division was determined by the Registrant after a complete review of the Suspension Division's operations and negotiations between representatives of the Registrant and Eaton. The Acquisition was financed from the Registrant's available cash and the proceeds from the Registrant's offering of its 10-1/8% Senior Subordinated Notes due 2007, Series B.

The Suspension Division is a leading tier one North American supplier of leaf spring suspension systems for automotive applications. Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems.

The Suspension Division is a major supplier to the traditional North American light truck vehicle manufacturers, and also one Japanese automotive transplant, one Japanese heavy truck manufacturer, and one European vehicle program. The Suspension Division designs, manufactures and markets leaf springs for original equipment vehicle markets with product applications in light truck rear suspensions. The Suspension Division is focused on the light truck market, where full-size pick-ups and vans, mini pick-ups and vans, and sport utility vehicles are the major users of leaf springs, primarily for rear suspension applications. The Registrant intends to continue and expand the current operations of the Suspension Division.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements of Businesses Acquired.

           Financial Statements will be filed by amendment pursuant to Item 7(a)(4) on or prior to June 15, 1998

     (b)   Pro Forma Financial Information.

           Pro Forma Financial Information will be filed by amendment pursuant to Item 7(b)(2) on or prior to June 15, 1998

     (c) Exhibits. A list of Exhibits included as part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          OXFORD AUTOMOTIVE, INC.

                                          /S/ DONALD C. CAMPION
                                          Donald C. Campion
                                          Senior Vice President and
                                          Chief Financial Officer
Dated:   April 15, 1998






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                               EXHIBIT INDEX

      Ex. No.                            Description

       2.1 Asset Purchase Agreement, dated as of March 13, 1998, between Oxford Automotive, Inc. and Eaton Corporation. The Asset Purchase Agreement does not contain certain schedules which include routine background information relating to the Suspension Division. The Registrant will furnish a copy of the omitted material to the Commission upon request.